Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: tuc@investorrelations.com

Mac-Gray Announces Second-Quarter Financial Results

Company Increases Operating Margins and Profitability as U.S. Economic Slowdown
Stalls Revenue Growth; Reiterates Top- and Bottom-line 2012 Guidance

WALTHAM, MA, August 9, 2012 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-family housing, today announced its financial results for the quarter ended June 30, 2012.

Mac-Gray reported second quarter of 2012 revenue of $77.8 million, compared with $78.6 million in the second quarter of 2011.  Net income for the second quarter of 2012 increased to $1.1 million, or $0.07 per diluted share, compared with net income of $504,000, or $0.03 per diluted share, for the same period in 2011.  Second-quarter 2012 net income includes a pre-tax unrealized gain of $146,000 related to interest rate derivative instruments, a pre-tax unrealized loss of $274,000 related to fuel commodity derivatives and $294,000 in incremental proxy-related costs. Second-quarter 2011 net income included a pre-tax unrealized gain of $807,000 related to interest rate derivative instruments, a pre-tax unrealized loss of $157,000 related to fuel commodity derivatives and $244,000 in incremental proxy-related costs.  Excluding these items from both periods, adjusted net income for the second quarter of 2012 increased to $1.4 million, or $0.10 per diluted share, compared with adjusted net income of $289,000, or $0.02 per diluted share, for the same period in 2011.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income, as reported, to net income, as adjusted.

For the second quarter of 2012, Mac-Gray’s earnings before interest expense, income tax expense, depreciation and amortization expense (EBITDA) was $14.5 million, compared with $15.4 million in the year-earlier quarter.  Excluding unrealized gains related to interest rate and fuel commodity derivative instruments, and incremental proxy-related costs from both periods, EBITDA was $14.9 million for the second quarter of 2012, in-line with the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income to EBITDA and EBITDA, as adjusted.

Comments on the Second Quarter

“Despite a 1% decline in our revenue, we achieved higher operating margins and increased profitability in the second quarter,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “The revenue momentum that we had seen during the prior 18 months seemed to stall in the quarter as we experienced a slowdown in consumer usage across a number of markets.  Even with apartment occupancy rates continuing to trend in our favor, our same-location revenue fell slightly year-over-year.  We attribute this decline to the pressures on consumer discretionary spending that continue to affect the entire economy.  Our revenue also included a 12% decrease in our commercial equipment sales, the result of typical quarterly variability.”

“As we have for the past several quarters, we controlled our SG&A expenses, which delivered an improved operating margin.  We have a program of effective cost control.  As a result, we reduced our second-quarter SG&A costs by nearly 10%.  On a percentage basis, SG&A improved to 9.6% of revenue compared with 10.5% a year ago.”

“During the quarter, we increased profitability year-over-year as net income rose by $600,000 on a reported basis and by more than $1 million on a non-GAAP basis.  A large contributor to our bottom-line growth was the decrease in our interest expense as we experienced our first full quarter following our refinancing earlier this year.  Our interest expense for the quarter declined by 38% from the same period in 2011.”

Outlook

“We expect the economic pressures that have affected consumer discretionary spending to continue to weigh on our growth in the near term.  At the same time, the favorable apartment occupancy environment, as well as our carefully calibrated vend management program, should help somewhat offset those economic effects. While current conditions in the economy, and consequently our laundry facilities management business, are less predictable than normal, our core business remains sound.  We have a stable customer base that operates under long-term contracts and generates a substantial cash flow.  Our reputation for service, technological innovation and integrity remains unmatched in our industry.”

“Going forward, we will continue to make prudent use of our capital resources.  While we continue to be selective, the current environment for regional acquisitions remains promising.  We continue to explore opportunities that would increase our density in particular markets, thereby enhancing margins. We also are pursuing incremental improvements in our operational efficiency.  Overall, we remain confident about our position in the marketplace and encouraged about our prospects for profitable growth,” MacDonald concluded.

Based on its second-quarter performance, current market conditions, and exclusive of potential acquisitions, the Company reiterated its 2012 top-line, bottom-line, EBITDA and capital expenditure guidance and adjusted its debt reduction guidance.

•                  Revenue in the range of $324 million to $328 million;

•                  Net income, as adjusted, in the range of $0.50 to $0.56 per diluted share;

•                  EBITDA, as adjusted, in the range of $67 million to $70 million;

•                  Capital expenditures in the range of $35 million to $38 million, including laundry facilities management contract incentives; and

•                  Reduction of total funded debt in the range of $12 million to $14 million, compared with previous guidance of $16 million to $18 million.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to apartment occupancy rates. The above estimates are subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ from such estimates.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which management will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 709-8155 or (201) 689-8881.  If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages laundry rooms in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations for improving margins, pursuing organic growth and acquisition opportunities and reducing debt, as well as estimates of its 2012 revenue, net income, as adjusted, EBITDA, as adjusted, capital expenditures and debt reduction.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2012	2011	2012

Revenue	$78,589	$77,827	$160,882	$162,063
Cost of revenue:
Cost of facilities management revenue	52,760	53,274	105,556	108,240
Depreciation and amortization	10,913	10,393	21,944	20,830
Cost of products sold	3,001	2,651	5,578	5,848
Total cost of revenue	66,674	66,318	133,078	134,918

Gross margin	11,915	11,509	27,804	27,145

Operating expenses:
Selling, general and administration expenses	8,291	7,505	16,952	17,276
Gain on sale or disposal of assets, net	(65)	(54)	(157)	(40)
Incremental costs of proxy contests	244	294	269	377
Total operating expenses	8,470	7,745	17,064	17,613

Income from operations	3,445	3,764	10,740	9,532

Interest expense, including change in fair value of non-hedged interest rate derivative instruments and amortization of deferred financing costs	2,664	1,962	6,481	5,304
Loss on early extinguishment of debt	—	—	—	3,762
Income before income tax expense	781	1,802	4,259	466
Income tax expense	277	750	1,689	181
Net income	$504	$1,052	$2,570	$285
Other comprehensive gain, net of tax:
Unrealized gain on derivative instruments	84	182	338	320
Comprehensive income	$588	$1,234	$2,908	$605
Net income per share — basic	$0.04	$0.07	$0.18	$0.02
Net income per share — diluted	$0.03	$0.07	$0.17	$0.02
Weighted average common shares outstanding - basic	14,244	14,365	14,167	14,370
Weighted average common shares outstanding — diluted	15,033	15,055	14,923	15,050

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	June 30,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$13,881	$12,812
Trade receivables, net of allowance for doubtful accounts	5,586	3,474
Inventory of finished goods, net	1,487	2,607
Prepaid expenses, facilities management rent and other current assets	10,804	11,061
Total current assets	31,758	29,954
Property, plant and equipment, net	127,204	129,254
Goodwill	58,173	57,955
Intangible assets, net	181,609	175,710
Prepaid expenses, facilities management rent and other assets	10,955	11,202
Total assets	$409,699	$404,075

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,190	$1,155
Trade accounts payable and accrued expenses	26,413	21,321
Accrued facilities management rent	20,917	20,020
Total current liabilities	51,520	42,496
Long-term debt and capital lease obligations	198,638	204,200
Deferred income taxes	43,804	43,033
Other liabilities	1,923	1,559
Total liabilities	295,885	291,288
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock ($.01 par value, 5 million shares authorized no shares issued or outstanding)	—	—
Common stock ($.01 par value, 30 million shares authorized, 14,335,290 issued and outstanding at December 31, 2011 and 14,480,769 issued and 14,398,326 outstanding at June 30, 2012)	143	145
Additional paid in capital	86,217	88,229
Accumulated other comprehensive loss	(792)	(472)
Retained earnings	28,246	26,121
	113,814	114,023
Less: common stock in treasury, at cost (82,443 shares at June 30, 2012)	—	(1,236)
Total stockholders’ equity	113,814	112,787
Total liabilities and stockholders’ equity	$409,699	$404,075

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2012	2011	2012

Net income, as reported	$504	$1,052	$2,570	$285

Income before income tax expense, as reported	$781	$1,802	$4,259	$466
Gain related to change in fair value of non-hedged interest rate derivative instruments (1)	(807)	(146)	(442)	(235)
Loss (gain) related to change in fair value of fuel commodity derivative instruments (2)	157	274	(122)	24
Loss on early extinguishment of debt (3)	—	—	—	3,762
Incremental costs of proxy contests (4)	244	294	269	377

Income before income tax expense, as adjusted	375	2,224	3,964	4,394
Income tax expense, as adjusted	86	782	1,656	1,705

Net income, as adjusted	289	1,442	2,308	2,689

Diluted earnings per share, as adjusted	$0.02	$0.10	$0.16	$0.18

(1)          Represents the un-realized gain or loss on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

(2)          Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment.

(3)          Represents the premium paid to redeem $100,000 of senior notes as well as a writeoff of deferred financing costs associated with our senior notes and a partial writeoff of deferred financing costs associated with our 2008 Credit Facility.

(4)          Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2011 and 2012 annual meetings.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Income from operations as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes,

Depreciation and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2012	2011	2012

Net income	$504	$1,052	$2,570	$285

Interest expense	3,252	2,018	6,485	5,273
Income tax expense	277	750	1,689	181
Depreciation and amortization	11,100	10,602	22,302	21,240
Amortization of deferred financing costs	219	90	438	266

EBITDA	15,352	14,512	33,484	27,245

Gain related to change in fair value of non-hedged interest rate derivative instruments (1)	(807)	(146)	(442)	(235)
Loss (gain) related to change in fair value of fuel commodity derivative instruments (2)	157	274	(122)	24
Loss on early extinguishment of debt (3)	—	—	—	3,762
Incremental costs of proxy contests (4)	244	294	269	377

EBITDA, as adjusted	$14,946	$14,934	$33,189	$31,173

(1)          Represents the un-realized gain or loss on change in fair value of interest rate protection contracts which do not qualify for hedge accounting treatment.

(2)          Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment.

(3)          Represents the premium paid to redeem $100,000 of senior notes as well as a writeoff of deferred financing costs associated with our senior notes and a partial writeoff of deferred financing costs associated with our 2008 Credit Facility.

(4)          Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2011 and 2012 annual meetings.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. EBITDA, as adjusted, is EBITDA further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and EBITDA, as adjusted, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and EBITDA, as adjusted, are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and EBITDA, as adjusted, as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and EBITDA, as adjusted, exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and EBITDA, as adjusted, are different from those used in the covenants contained in our senior credit facilities.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and EBITDA, as adjusted, only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.